                                                                  Exhibit 10-1-4

                       NOTE AND WARRANT PURCHASE AGREEMENT

         NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") made and entered into as of April 21, 2000, by and among Beacon Power Corporation, a Delaware corporation (the "Company") and each of the Persons named on EXHIBIT B hereto (collectively, the "Purchasers"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A attached hereto.

                                    RECITALS

A. The Company needs funds to operate and expand its business operations and in furtherance thereof desires to issue and sell Convertible Promissory Notes to each of the Purchasers, substantially in the form attached hereto as EXHIBIT C, with the respective principal amounts specified herein (the "Notes"), and the Purchasers are willing to acquire the Notes, all on the terms and subject to the conditions set forth in this Agreement.

B. To induce the Purchasers to acquire the Notes, the Company has agreed to issue to each Purchaser, under the circumstances specified herein, a warrant to acquire shares of the Company's Common Stock substantially in the form attached hereto as EXHIBIT D (the "Warrants"), which Warrants shall be issued simultaneously with the issuance of the Notes.

                                    AGREEMENT

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

         1. ISSUANCE OF SECURITIES. Subject to all of the terms and conditions hereof, at the Closing (as defined below), the Company shall issue to each Purchaser and each Purchaser shall purchase from the Company, a Note with the principal amount set forth on EXHIBIT B opposite the name of such Purchaser under the heading "Note Purchase Price" and, the Company shall issue to each Purchaser a Warrant for the type of shares as specified in the Warrant, in such number of shares as set forth on EXHIBIT B opposite the name of such Purchaser under the heading "Number of Shares Covered by Warrant".

         2.   CLOSINGS.

              2.1 CLOSING. The sales and purchases contemplated by Section 1 of this Agreement shall take place at a closing (the "Closing") to be held at the offices of Edwards & Angell, LLP, 101 Federal Street, Boston, MA 02110 as promptly as practicable on or after the date hereof, or at such other time, date and place as are mutually agreeable to the Company and to the Purchasers. The date of the Closing is hereinafter referred to as the "Closing Date".

              2.2 DELIVERIES. At the Closing, the Company will deliver to each Purchaser the Note and Warrant to be issued to such Purchaser at the Closing, in each case, fully executed by the Company, and each Purchaser will deliver to the Company the purchase price therefor by wire transfer or check thereof to the Company Account. The parties shall also deliver all documents required to be delivered at the Closing pursuant to Section 2.3 hereof.

              2.3  CONDITIONS TO CLOSING.

                   (a) Conditions to Obligations of the Purchaser. The obligations of the Purchasers to purchase the Notes and Warrants at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Purchasers in writing:

                        (i) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date, and the Company shall have performed all obligations, covenants and agreements herein required to be performed by it on or prior to the Closing.

                        (ii) Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement and the Related Agreements), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement or any Related Agreement.

                        (iii) Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by its President, dated as of the Closing Date, certifying the fulfillment of the conditions specified in subsections (a)(i) and (ii) of this Section 2.3.

                        (iv) Officers' Certificate. The Company shall have delivered to the Purchasers a certificate, executed by one of its Officers, dated as of the Closing Date, certifying the authenticity of attached copies of the Company's Certificate of Incorporation, By-laws and resolutions of its Board of Directors approving the transactions contemplated hereby and by the Related Agreements.

                        (v) Other Purchasers. The other Purchasers shall have simultaneously consummated their purchases of Notes and Warrants at the Closing in accordance with the terms hereof.

                        (vi) Other Documents. The Purchasers shall have received such other certificates and documents as they shall have reasonably requested, including an opinion of Edwards & Angell, LLP, counsel to the Company, in reasonable form and content.

                   (b) Conditions to Obligations of the Company. The Company's obligations to issue and sell the Notes and Warrants at the Closing are subject to the fulfillment on or prior to the Closing Date of the following condition, which may be waived by the Company in writing: the representations and warranties made by the Purchasers in Section 5 hereof shall have been true and correct when made, and shall be true and correct on such Closing Date with the same force and effect as if they had been made on and as of such date.

         3. REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY. Except as otherwise set forth on SCHEDULE 3 (the "Company Disclosure Schedule"), the Company represents and warrants to the Purchasers as set forth on EXHIBIT E.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

              4.1 REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. Each Purchaser represents and warrants to the Company severally and not jointly as follows:

                   (a) The Note and Warrant to be issued to such Purchaser at the Closing will be acquired by such Purchaser for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws.

                   (b) Such Purchaser understands that (i) the Notes and Warrants to be issued to it at such Closing have not been, and upon their issuance will not be, registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and have not been, and upon their issuance will not be, qualified under any state securities laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration thereunder, and (ii) the Company's reliance on such exemptions is predicated on such Purchaser's representations set forth herein. Such Purchaser understands that the resale of its Notes and Warrants may be restricted indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and registered under any state securities law or is exempt from such registration.

                   (c) Such Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser is able to bear the economic risk of the purchase of its Notes and Warrant pursuant to the terms of this Agreement, including a complete loss of the Purchaser's investment therein.

                   (d) Such Purchaser has the full right, power and authority to enter into and perform such Purchaser's obligations under this Agreement and each Related Agreement to which it is or becomes a party, and this Agreement and each Related Agreement to which it is or becomes a party constitute valid and binding obligations of such Purchaser enforceable in accordance with their terms.

                   (e) No consent, approval or authorization of or designation, declaration or filing with any Governmental Body on the part of such Purchaser is required in connection with the valid execution and delivery of this Agreement or any Related Agreement to which it or becomes a party.

              4.2 LEGEND. The Notes and any Warrants may be endorsed with the legends appearing on the first page thereof. The Company may instruct its transfer agent not to register the transfer of any Note, unless the conditions specified in the foregoing legends are satisfied.

              4.3  REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS.

                   Any legend endorsed on any Note or Warrant pursuant to
Section 4.2 relating to compliance with federal or state securities laws and the stop transfer instructions with respect to the Notes and the Warrants relating thereto shall be removed and the Company shall issue a new promissory note or warrant, as the case may be, without such legend to the holder thereof (1) if such Note or Warrant is registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (2) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or (3) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company to the effect that a sale, transfer or assignment of the Note or Warrant may be made without registration.

         5.   ADDITIONAL COVENANTS.

              5.1 USE OF PROCEEDS. The Company hereby covenants and agrees that all of the net proceeds received by it from the issuance and sale of the Notes and Warrants shall be used for the purpose of developing and conducting its business, which is the development, manufacturing and marketing of flywheel energy storage systems for use in energy storage applications, and no part of such net proceeds shall be used to pay any broker's fees or commissions relating to the transactions contemplated by this Agreement or similar payments of any kind.

              5.2 ISSUANCE OF PREFERRED STOCK. The Company hereby covenants and agrees that so long as any of the Notes are outstanding, it will not issue any shares of its Preferred Stock except for the issuance of Preferred Stock in a transaction pursuant to which the Notes would be converted.

              5.3 PAYMENT OF DIVIDENDS. The Company hereby covenants and agrees that so long as any of the Notes are outstanding, it will not pay any cash dividends on its Preferred Stock or Common Stock.

              5.4 INCURRENCE OF DEBT. The Company hereby covenants and agrees that so long as any of the Notes are outstanding, it will not incur any indebtedness outside of the ordinary course of business.

         6.   MISCELLANEOUS.

              6.1 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

              6.2 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or any of the Related Agreements, or the breach hereof or thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by a panel of three arbitrators, each party having the right to select one arbitrator with the third arbitrator to be selected in accordance with the rules of the American Arbitration Association.

              6.3 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the Commonwealth of Massachusetts without regards to the principles of conflicts of laws thereof.

              6.4 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the Closing of the transactions contemplated hereby.

              6.5 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein and subject to the Related Agreements and applicable law, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

              6.6 ENTIRE AGREEMENT. This Agreement, the Related Agreements and other exhibits to this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

              6.7 NOTICES, ETC. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed for each such party below or, if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

                   If to the Company:

                        Beacon Power Corporation
                        6D Gill Street
                        Woburn, MA 01801
                        Fax No.:  (781) 938-9401
                        Attn:  William Stanton, Chief Executive Officer

                   With a required copy to:

                        Albert L. Sokol
                        Edwards & Angell, LLP
                        101 Federal Street
                        Boston, MA  02110-1800
                        Fax No.:  (617) 439-4170

                   If to any of the Purchasers, at the addresses set forth on Exhibit B.

              6.8 SEPARABILITY. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              6.9 EXPENSES. The Company shall bear its expenses and legal fees incurred with respect to this Agreement, each of the Related Agreements and the transactions contemplated hereby and thereby. All reasonable costs and expenses of the Purchasers relating to this Agreement, each of the Related Agreements and the transactions contemplated hereby and thereby, including reasonable fees and expenses of legal counsel, shall be promptly paid or reimbursed by the Company (but in no event shall the Company be responsible for aggregate expenses of more than $2,500 per Purchaser).

              6.10 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

              6.12 PUBLICITY. None of the parties to this Agreement, nor any of their affiliates, shall issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement, any of the Related Agreements or any of the transactions contemplated hereby or thereby without the prior written consent of each of the Company, and the Purchasers, unless such disclosure is required by applicable law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


BEACON POWER CORPORATION

By:    /s/ William E. Stanton
   ---------------------------
Name:  William E. Stanton
     -------------------------
Title: President
      ------------------------


PERSEUS CAPITAL, L.L.C.                MICRO-GENERATION
                                       TECHNOLOGY FUND, L.L.C.

By:    /s/ Philip Deutch               By: ARETE CORPORATION, ITS MANAGER
   ---------------------------
Name:  Philip Deutch                   By: /s/ Robert W. Shaw, Jr.
     -------------------------            -------------------------------
Title: Managing Director                  Robert W. Shaw, Jr., President
      ------------------------


MECHANICAL TECHNOLOGIES, INC.          PENSKE CORPORATION

By:    /s/ Catherine S. Hill           By:    /s/ Peter Mogk
   ----------------------------           ------------------------------
Name:  Catherine S. Hill               Name:  Peter Mogk
     --------------------------             ----------------------------
Title: Vice President                  Title: Vice President and Treasurer
      -------------------------              ---------------------------

THE BEACON GROUP, ENERGY INVESTMENT FUND II, LP
By Beacon Energy Investors II, L.P., its general partner

By:    /s/ Richard Aube
   ---------------------------
Name:  Richard Aube
     -------------------------
Title: Managing Director
      ------------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement to which this Exhibit A is attached, the following terms have the following meanings:

         "Affiliates" has the meaning specified in EXHIBIT E, Section 3.8(n) to the Agreement.

         "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of Massachusetts are authorized to be closed.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" means Beacon Power Corporation, a Delaware corporation.

         "Company Account" means an account of the Company designated in a written notice delivered to the Purchaser at least two Business Days prior to the date of any required payment by the Purchaser to the Company under the Agreement.

         "Company Financial Statements" has the meaning specified in EXHIBIT E,
Section 3.7(a) to the Agreement.

         "Company Material Contract" has the meaning specified in EXHIBIT E,
Section 3.11(c) to the Agreement.

         "Company Products" means all versions and implementations, of any product which has been, is being or is intended to be marketed by the Company.

         "Company Proprietary Rights" has the meaning specified in EXHIBIT E,
Section 3.10(a) to the Agreement.

         "Conversion Shares" means shares of Common Stock issuable upon conversion of the Preferred Shares.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

         "Material Adverse Change" means a change which would have a Material Adverse Effect.

         "Material Adverse Effect." An event, violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation or other matter would be material in impact or amount to the Company's business, intellectual property rights or condition, or, taken as a whole, its assets, liabilities, operations, or financial performance.

         "Person" means any individual, entity or Governmental Body.

         "Preferred Stock" means the Class F Preferred Stock of the Company, $.01 par value per share.

         "Proprietary Asset" means: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

         "Purchased Securities" means, collectively, the Preferred Shares and Warrants.

         "Related Agreements" means (a) the Notes substantially in the form attached as EXHIBIT C; (b) the Warrant substantially in the form attached as EXHIBIT D; and (c) any other agreement or document entered into by any of the parties in connection with the Agreement or any of the transactions contemplated thereby.

         "Restated Certificate" means the Company's Third Amended and Restated Certificate of Incorporation.

         "Warrant Shares" means shares of Common Stock issuable upon the exercise of the Warrants.

                                    EXHIBIT B

                               LIST OF PURCHASERS



                                                                        Number of Shares Covered by
 Name and Address of Purchaser              Note Purchase Price1                  Warrant
------------------------------              --------------------                  -------
1.  Perseus Capital, L.L.C.                      $1,200,000                       12,000

    The Army and Navy Club
    Building 1627 I Street, N.W.
    Suite 610
    Washington, D.C. 20006
    Attn:  Kenneth M. Socha
    Fax No:.  (202) 463-6215

    With a required copy to:

    Arnold & Porter
    555 12th Street, N.W.
    Washington, D.C. 20004
    Attn:  Robert B. Ott
    Fax No.:  (202) 942-5999

2.  Micro-Generation  Technology                   $400,000                        4,000
    Fund, L.L.C.

    c/o Robert W. Shaw, Jr.
    Arete Corporation
    P.O. Box 1299
    Center Harbor, NH 03226
    Fax No.:  (603) 253-9799

3.  Mechanical Technologies, Inc.                $1,200,000                       12,000

    30 South Pearl St.
    Albany, NY 12207
    Fax No.: (518) 433-2171

    With a required copy to:



----------
1 Note Purchase Price represents approximately 20% of Purchaser's Commitment for the Class F financing.

    Mike Balfy, Esq.
    Mintz, Levin
    1 Financial Center
    Boston, MA 02111

4.  The Beacon Group Energy                        $900,000                        9,000
    Investment Fund II, LP
    399 Park Avenue
    NY, NY 10022
    Attn: Richard A. Aube
    Fax No.: (212) 339-0120

5.  Penske Corporation                             $400,000                        4,000

    c/o Detroit Diesel
    13400 Outer Drive, West
    Detroit, Michigan 48239
    Attn: Rob Sisk
    Fax No.: (313) 592-7537


                                    EXHIBIT C

                       FORM OF CONVERTIBLE PROMISSORY NOTE

                                    EXHIBIT D

                                 FORM OF WARRANT

                                    EXHIBIT E

                    COMPANY'S REPRESENTATIONS AND WARRANTIES

              3.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to carry on its business as now conducted and as it is proposed to be conducted, and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

              3.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of the Company consists of the following shares, and all of the issued and outstanding shares as hereinafter set forth have been duly authorized and validly issued, are fully paid and non assessable and have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities laws:

                   (a) PREFERRED STOCK. A total of 14,000,007 authorized shares of Preferred Stock, $.01 par value (the "Preferred Stock"), consisting of 6,000,000 shares designated as Class A Preferred Stock, of which 4,767,907 shares are issued and outstanding; one share designated as Class B Preferred Stock, none of which is issued and outstanding; six shares designated as Class C Preferred Stock, all of which are issued and outstanding; 6,000,000 shares designated as Class D Preferred Stock, 2,199,601 of which are issued and outstanding and; 2,000,000 shares designated as Class E Preferred Stock, 1,226,141 shares of which are issued and outstanding.

                   (b) COMMON STOCK. A total of 15,000,000 authorized shares of Common Stock, of which 8,409 shares are issued and outstanding.

                   (c) OPTIONS, WARRANTS, RESERVED SHARES, TREASURY STOCK. Except (i) as disclosed on Section 3.2(c) of the Company Disclosure Schedule and
(ii) except for the conversion privileges of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of the Company's capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock, nor is the Company obligated in any manner to issue any shares of its capital stock or other securities. Apart from the exceptions noted in this SECTION 3.2(C), none of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, is subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. The Company holds no shares of its capital stock in its treasury.

                   (d) SECURITY HOLDERS. Section 3.2(d) of the Company Disclosure Schedule contains a complete and accurate list of the names of all current stockholders of the Company and all current holders of outstanding warrants, options, or other rights ultimately exchangeable, exercisable or convertible for or into capital stock, segregated by the type of security held by each such holder and setting forth the amount of such security held by such holder and, in the case of securities, exchangeable, exercisable or convertible into Common Stock, the amount of Common Stock into which such securities are exchangeable, exercisable or convertible.

              3.3 POWER, AUTHORIZATION AND VALIDITY. The Company has the corporate power, legal capacity and corporate authority to enter into and perform its obligations under this Agreement and each of the Related Agreements to which it is a party. The execution, delivery and performance by the Company of this Agreement and each of the Related Agreements to which it is a party have been duly and validly approved and authorized by all necessary corporate action on its part. No authorization, consent, or approval, governmental or otherwise, is necessary to enable the Company to enter into the Agreement or any Related Agreement to which it is a party and to perform its obligations hereunder or thereunder. This Agreement is, and each of the Related

Agreements to which it is a party when executed and delivered by the Company will be, the valid and binding obligations of the Company, enforceable in accordance with their respective terms.

              3.4 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement or any Related Agreement to which it is a party nor the consummation of the transactions or performance of the Company's obligations contemplated hereby or thereby will conflict with, result in a material breach or violation of, or cause a default under, any provision of the Company's Restated Certificate or Bylaws, each as is currently in effect, any instrument, contract or agreement that is material to the business of the Company or any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to the Company.

              3.5 REPRESENTATIONS REGARDING PREFERRED STOCK, CONVERSION SHARES AND WARRANT SHARES. All corporate action has been taken on the part of the Company, its officers, directors and shareholders necessary for the authorization and creation, issuance and delivery of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares. The Preferred Stock, the Conversion Shares, and the Warrant Shares when issued in compliance with the provisions of this Agreement and the Restated Certificate or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable and, assuming the accuracy of each Purchaser's representation in Section 4 of this Agreement, issued in compliance with all applicable federal and state securities laws. Except for those rights waived by the Waiver Agreement dated as of the date hereof among the Company and certain of its stockholders, none of the Preferred Stock or Warrants issued pursuant to this Agreement, and none of the Conversion Shares or Warrant Shares are subject to any preemptive rights, rights of first refusal, or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

              3.6 NO SUBSIDIARY. The Company does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association, partnership, limited partnership, limited liability company, trust or other entity.

              3.7  FINANCIAL STATEMENTS.

                   (a) The Company's unaudited consolidated balance sheets as of December 31, 1998 and December 31, 1999 and statements of operations, cash flows and changes in stockholders' equity for the year ended December 31, 1998 and December 31, 1999, including the notes thereto (collectively the "COMPANY FINANCIAL STATEMENTS"), all of which are attached to the Company Disclosure Schedule, have been prepared in all material respects in accordance with GAAP. The Company Financial Statements have been prepared in accordance with the books and records of the Company and present fairly in all material respects the financial position, results of operations, cash flows and equity transactions of the Company as of and for the periods ending on their dates. Except and to the extent reflected or reserved against in the Company Financial Statements, the Company does not have, as of the dates of the Company Financial Statements, any liabilities or obligations (absolute or contingent) of a nature required to be or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Company Financial Statements are adequate in light of the contingencies with respect to which they are made. There has been no material change in the Company's accounting policies except as described in the notes to the Company Financial Statements.

                   (b) The Company has no debts, liabilities, or obligations in a material amount, either individually or in the aggregate, of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Company Financial Statements. All material debts, liabilities, and obligations incurred after the date of the Company Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount, both individually and in the aggregate.

              3.8 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since December 31, 1999, the Company has not:

                   (a)  suffered any Material Adverse Change;

                   (b) suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $50,000;

                   (c) granted or agreed to make any increase in the compensation payable or to become payable by the Company to any of its officers or employees, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

                   (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company of such shares;

                   (e) issued any shares of capital stock of the Company or any warrants, rights, options or entered into any commitment relating to the shares of capital stock of the Company, except as disclosed on SCHEDULE 3.8, the Company's Disclosure Statement, attached hereto;

                   (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

                   (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of its business;

                   (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

                   (i) been involved in any dispute involving any employee which may result in a Material Adverse Change;

                   (j) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

                   (k) incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since December 31, 1999, in the ordinary course of its business and consistent with the Company's past practices;

                   (l) permitted or allowed any of its material property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section
3.9 hereof, other than any purchase money security interests incurred in the ordinary course of its business;

                   (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $50,000, or in the aggregate, in excess of $100,000;

                   (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its affiliates within the meaning of the rules and regulations promulgated under the Securities Act of 1933 ("Affiliates"), officers, directors or shareholders or, to the Company's knowledge, any Affiliate or associate of any of the foregoing;

                   (o) made any amendment to or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company;

                   (p) entered into any agreement in contemplation of the transactions specified herein other than this Agreement and the Related Agreements; or

                   (q) agreed to take any action described in this Section 3.8 or outside of the ordinary course of its business or which would constitute a breach of any of the representations or warranties contained in this Agreement.

              3.9 TITLE TO PROPERTY AND ASSETS. The Company owns and possesses its properties and assets that are material to its business free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except as reflected in the Company Financial Statements and except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of its business and do not affect material properties and assets of the Company. With respect to the property and assets it leases that are material to its business, the Company is in compliance with such leases in all material respects. The Company holds valid leasehold interests to its material leased properties and assets free of any liens, encumbrances or security interests of any party other than the lessors of such property and assets. The Company's properties and assets are in all material respects in good operating condition and repair.

              3.10 PROPRIETARY ASSETS.

                   (a) SECTION 3.10(A)(I) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset of the Company registered with or issued by any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application or in which the Proprietary Asset has been issued.
SECTION 3.10(A)(II) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (other than software licenses that are relating to unmodified commercial computer software that is generally available in the ordinary course of business), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. The Company has good and marketable title to all Proprietary Assets used in or necessary for its business as currently conducted and as proposed to be conducted, free and clear of all material liens and other encumbrances, except for third party rights licensed to it, as to which the Company has a valid right to use such Proprietary Assets (all of the foregoing are referred to herein as the "COMPANY PROPRIETARY RIGHTS"). The Company is not obligated to make any material payment to any Person for the use of any Proprietary Asset. The Company has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights or the Company has any obligations.

                   (b) The Company has taken all measures required under the License Agreement and all other reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all its Proprietary Assets (except trademarks, issued patents and other Proprietary Assets similarly known to the public and Proprietary Assets whose value would be materially unimpaired by public disclosure) and otherwise to maintain and protect the value of all its Proprietary Assets.

                   (c) Except where such infringement, misappropriation or unlawful use, would not and could not reasonably be expected to be material in impact or amount, either individually or in the aggregate, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. No claims or notices (in writing or otherwise) with respect to Proprietary Assets have been communicated to the Company: (i) to the effect that the manufacture, Sale, license or use of any Proprietary Asset or product, practice of any process or provision of any service as now made, sold, practiced, used practiced or provided or currently offered or proposed by the Company infringes or potentially infringes, or constitutes a misappropriation or unlawful use of any copyright, patent, trade secret or other intellectual property right of a third party, or (ii) challenging the ownership or validity of any of the Company's rights to or interest in such Proprietary Assets. The Company has received no notice to the effect that any patents or registered trademarks, service marks or registered copyrights held by the Company are invalid or not subsisting except for failures to be valid and subsisting that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the

Company's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset used in or pertaining to the business of the Company.

                   (d) The Proprietary Assets owned by the Company or licensed by the Company and identified in SECTION 3.10(A)(II) of the Disclosure Schedule constitute all the Proprietary Assets necessary, in the Company's reasonable judgment, to enable the Company to conduct its business in the manner in which such business has been, is being and is intended to be conducted. The Company has not licensed any of its Proprietary Assets to any Person on an exclusive basis and the Company has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                   (e) All current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business) that is substantially identical to the form of the Employee Agreement previously delivered to the Purchasers, and all current and former consultants and independent contractors to the Company providing technical services relating to the Company's Proprietary Assets have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business), the material provisions of which are in substance as protective to the Company as the terms of the form of Employee Agreement previously delivered to the Purchasers.

              3.11 CONTRACTS.

                   (a) SECTION 3.11(A) of the Company Disclosure Schedule identifies each material license agreement, development agreement, manufacturing agreement, distribution agreement, OEM agreement or other agreement to which the Company is a party.

                   (b)  (i)       The Company has no agreements, contracts or
commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company of more than $50,000 other than those entered into in the ordinary course of its business concerning the sale of Company Products;

                        (ii) The Company has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by the Company that are in excess of the normal, ordinary and usual requirements of the Company's business;

                        (iii) There is no outstanding sales contract, commitment or proposal (including, without limitation, development projects) of the Company that is reasonably likely to result, either individually or in the aggregate, in any Material Adverse Change to the Company upon completion or performance thereof;

                        (iv) The Company has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium exceeding $50,000 in any single instance or $75,000 in the aggregate;

                        (v) The Company has not entered into any employment, independent contractor or similar agreement, contract or commitment that is not terminable on not more than thirty days' notice without penalty or liability of any type, including without limitation severance or termination pay;

                        (vi) The Company has no collective bargaining or union agreements, contracts or commitments;

                        (vii) The Company is not restricted by agreement from competing with any person, from carrying on its business anywhere in the world or otherwise operating its business in any manner it deems appropriate;

                        (viii) The Company has not guaranteed any obligations of other Persons or made any agreements to acquire or guarantee any obligations of other Persons; and

                        (ix) The Company has no outstanding loan or advance to any Person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort that would permit the borrowing by the Company of any sum not reflected in the Company Financial Statements.

                   (c) The Company has delivered to the Purchasers accurate and complete copies of all written contracts identified in SECTION 3.11(A) AND (B) of the Company Disclosure Schedule, including all amendments thereto. Sections 3.1l (a) and (b) of the Company Disclosure Schedule contain a complete list of all the material contracts to which the Company is a party. The Company has not entered into any material oral contracts. Each contract identified in SECTIONS 3.11(A) AND (B) of the Company Disclosure Schedule (a "COMPANY MATERIAL CONTRACT") is valid and in full force and effect, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and will continue to be so immediately following the Closing Date. No such contract, agreement or instrument contains any liquidated damages, penalty or similar provision. To the Company's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

                   (d)  (i)       The Company has not violated or breached, or
committed any default under, any Company Material Contract in any material respect, and, to the Company's knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract in any material respect; and

                        (ii) to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Company Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Material Contract or (D) give any Person the right to cancel, terminate or modify any Company Material Contract.

                   (e) Except for those contractual rights waived by the Waiver Agreement dated as of the date hereof among the Company and certain of its stockholders, none of the Company's Material Contracts contains any provision which would require the consent of third parties to the sale and issuance of the Purchased Securities or the subsequent sale of the shares of Preferred Stock and Warrant Shares pursuant to Section 1.2(b), above, or any of the other transactions as contemplated hereunder or under any of the Related Agreements or which would be altered as a result of such transaction.

              3.12 REGISTRATION RIGHTS. Except as disclosed in SECTION 3.12 of the Company Disclosure Schedule, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the U.S. Securities and Exchange Commission ("SEC") or any other governmental authority.

              3.13 TAXES.

                   (a) The Company has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law in all material respects. All income, sales, use, occupation, property or other taxes or assessments due from the Company prior to the Closing Date have been paid or will be paid on or before the Closing Date. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Company Financial Statements are adequate, and there are no tax liens on any property or assets of the Company (other than liens for taxes not yet due and payable). There have been no audits or examinations of any tax returns or reports of the Company by any Governmental Body. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability in a material amount, either individually or in the aggregate, beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, foreign, state or local tax return or report for any period.

                   (b) All taxes that the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

                   (c) Other than the Tax Sharing Agreement (the "TAX SHARING AGREEMENT") effective as of May 30, 1997 with SatCon, the Company is not a party to any tax-sharing agreement or similar arrangement with any other Person.

                   (d) At no time has the Company been included in the federal consolidated income tax return of any affiliated group of corporations.

                   (e) Other than the Tax Sharing Agreement, the Company is not currently under any contractual obligation to pay to any Governmental Body any tax obligations of, or with respect to any transaction relating to, any other Person or to indemnify any other Person with respect to any tax, other than pursuant to this Agreement.

              3.14 EMPLOYEES. The Company is not a party to any collective bargaining agreements and, to its knowledge, there are no attempts to organize the employees of the Company. SECTION 3.14 of the Company Disclosure Schedule lists all employee benefit plans and programs of the Company and employment contracts, arrangements and understandings with its employees, other than those terminable, without penalty, at will or within thirty days. Copies of any of the foregoing plans, programs, contracts, arrangements or understandings have been made available to the Purchasers or their counsel. To the knowledge of the Company, no employee of the Company is subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would materially interfere with the use of his or her best efforts to carry out his or her duties for the Company or that would conflict with the Company's business as currently conducted. The Company has received no written notice from any former employer that an employee of the Company has prior obligations to a former employer that would interfere or conflict with such employee's ability to perform his or her intended services for the Company. To the Company's knowledge, no employee or advisor of the Company is or is now expected to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company or the Company's shareholders to any liability. There is neither pending nor, to the Company's knowledge, threatened any actions, suits, proceedings or claims, or, to its knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

              3.15 INSURANCE. The Company maintains and keeps in force with nationally recognized insurance companies fire, public liability, property damage and other insurance in such amounts and with such coverage or risks as are customary for similar businesses and adequate to the needs of the Company. The Company Disclosure Schedule sets forth a list of such insurance, stating the name and address of the insurance provider and the amount of insurance. The Company has not done anything, either by way of action or inaction, that might reasonably be expected to invalidate any of its insurance policies as a whole or in part.

              3.16 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS. The Company has obtained all material permits, licenses and other authorizations which are required under federal, foreign, state and local laws applicable to the Company and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. The Company is in material compliance with all terms and conditions of the required permits, licenses and authorizations. The Company is not aware of, nor has the Company received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which might reasonably form the basis of a claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to the Company, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

              3.17 COMPLIANCE WITH CORPORATE INSTRUMENTS AND LAWS. The Company is not in violation of any provisions of its Restated Certificate or Bylaws as currently in effect. The Company is in compliance in all material respects with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities which are applicable and the compliance with which is material to the Company or its assets or business. The Company has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products. All licenses, franchises, permits and other governmental authorizations held by the Company and which are material to its business are valid and sufficient in all respects for the business presently carried on by the Company.

              3.18 LITIGATION. There is no suit, action, proceeding, claim or investigation pending or, to the Company's knowledge, threatened against the Company before any court or administrative agency which could have a Material Adverse Effect or which questions or challenges the validity of this Agreement or any Related Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.

              3.19 NO BROKERS. Neither the Company nor, to the Company's knowledge, any Company shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or any Related Agreement or in connection with any transaction contemplated hereby or thereby.

              3.20 RELATED PARTY TRANSACTIONS.

                   (a) None of the Company's Affiliates, officers, directors, shareholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including Proprietary Assets used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the knowledge of the Company, any supplier, distributor or customer of the Company.

                   (b) Except for the Agreement and the Related Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the Company's knowledge, any Affiliate thereof.

                   (c) To the best of the Company's knowledge, no employee, officer or director of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than SatCon or Duquesne, except that employees, officers or directors of the Company may own stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

              3.21 DISCLOSURE. The statements by the Company contained in this Agreement, the exhibits hereto, and the certificates and documents required to be delivered by the Company to the Purchasers under this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

              3.22 SECURITIES ACT. Subject to the accuracy of each Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Purchased Securities in conformity with the terms of this Agreement and the issuance of Conversion Shares upon conversion of the Bridge Documents and shares of Preferred Stock issued pursuant to Section 1.2(b), above, constitute or will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the qualification or registration requirements of any applicable state securities laws as such laws exist on the date hereof.

                         Omitted Schedules and Exhibits

         Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, Beacon Power Corporation has, with respect to the Securities Purchase Agreement (the "Agreement") by and among Beacon Power Corporation, Perseus Capital, L.L.C., Micro-Generation Technology Fund, L.L.C., Mechanical Technology Incorporated, The Beacon Group Energy Investment Fund II, LP and Penske Corporation dated April 21, 2000, omitted to file the schedules and exhibits listed in the Agreement herewith. These schedules and exhibits will be supplementally furnished to the Commission upon request.